                                     BYLAWS

                                       OF

                      PHYSICIAN PARTNERS HEALTHFIRST, P.C.


     These Bylaws are intended to conform to the requirements of the Oregon Professional Corporation Act (the "Act").

                                    ARTICLE I

                           BUSINESS OF THE CORPORATION

Section 1. - The Business.

     The business of the Corporation is to render the professional service of the practice of medicine and to provide facilities and services necessary and incidental to the practice of medicine. The professional service in Oregon shall be rendered only through individuals who are licensed to practice medicine in the state of Oregon and who are Shareholders, Directors, officers, employees or agents of the Corporation.

Section 2. - Disqualification of an Employee.

     If an employee or agent engaged in any part of the Corporation's practice in Oregon is legally disqualified from practicing medicine in the state of Oregon or assumes a public office which prohibits him from practicing medicine in the state of Oregon, the employee or agent shall immediately sever his employment relationship with the Corporation.

Section 3. - Restriction on Corporate Acts.

     The Corporation shall commit no act in Oregon which is prohibited to a person licensed to practice medicine in the state of Oregon.

Section 4. - Compliance with Rules.

     The Corporation shall comply with all rules and regulations of Oregon applicable to professional corporations practicing medicine in Oregon and shall not perform any services without first filing articles of incorporation with the office of the Secretary of State.


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                                   ARTICLE II

                                  SHAREHOLDERS

Section 1. - Place.

     Shareholders meetings shall be held at the registered office of this Corporation unless a different place shall be designated by the Board of Directors.

Section 2. - Annual Meeting.

     The annual meeting of the Shareholders shall be held on the third Thursday of September unless otherwise designated by the Board of Directors. The meeting shall be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday, the meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day designated herein, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders on the next convenient day.

Section 3. - Special Meetings.

     Special meetings of the Shareholders may be called by the President, the Board of Directors or the written demand of the holders of not less than one-tenth (1/10) of all the Shares entitled to vote at the meeting.

Section 4. - Notice.

     Written or printed notice stating the place, hour and day of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty
(60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each Shareholder of record entitled to vote at the meeting. The notice and the effective date of the notice shall be determined as provided in the Act.

Section 5. - Quorum.

     Except for the proposes of removing of a Director, a majority of the Shares issued, outstanding and entitled to vote upon the subject matter at the time of the meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Shareholders. For the purposes of removing a Director, a quorum shall consist of seventy-five percent (75%) of the Shares issued, outstanding and entitled to vote, represented in person or by proxy.


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Section 6. - Adjourned Meetings.

     If there is no quorum present at any annual or special meeting the Shareholders present may adjourn to such time and place as may be decided upon by the holders of the majority of the Shares present, in person or by proxy, and notice of such adjournment shall be given in accordance with Section 4 of this Article. If a quorum is present, the meeting may be adjourned to such time and place as may be decided and announced by a majority of the Shareholders present, and no notice of such adjournment need be given. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 7. - Voting.

     Each Shareholder entitled to vote on the subject matter shall be entitled to one vote for each Share of stock standing in the name of the Shareholder on the books of the Corporation at the time of the closing of the Transfer Books for the meeting, whether represented and present in persons or by proxy. Except as otherwise specified in the Articles of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the Shares of each class represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

Section 8. - Proxies.

     At all meetings of Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney in fact, provided such proxy may only be given to a Shareholder of this Corporation. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy and coupled with an interest as provided in the Act.

Section 9. - Closing of Transfer Books.

     The Stock Transfer Books shall be closed for the meetings of the Shareholders and for the payment of dividends during such periods (not to exceed 50 days) as from time to time may be fixed by the Board of Directors. During such periods, no stock shall be transferred.

Section 10. - Approval of New Shareholder Physicians.

     Upon recommendation of the Board of Directors, new shareholder physicians shall be admitted as Shareholders with the concurrence of a simple majority of the existing Shareholders.


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Section 11. - Nominations for Directors.

     For terms beginning on or after January 1, 1997, Shareholders may submit nominations for Director positions. Shareholders shall submit written nominations no later than thirty (30) days in advance of any special or annual meeting at which the Shareholders will vote on the election of Directors.

                                   ARTICLE III

                                    DIRECTORS

Section 1. - In General, Number.

     The business and affairs of the Corporation shall be managed by a Board consisting of a minimum of nine (9) Directors and maximum of twelve (12) Directors, as established by resolution of the Board. Until January 1, 1998, the Board shall be composed of eleven (11) Directors, of which seven (7) shall be former shareholder physicians in Metropolitan Clinic, P.C., and four (4) shall be former shareholder physicians in Suburban Medical Clinic, Inc. The members of the initial Board of Directors shall hold office until December 31, 1997. Beginning January 1, 1998, the Board of Directors shall consist of a minimum of nine (9) Directors and a maximum of eleven (11) Directors, as established by resolution of the Board.

Section 2. - Qualifications.

     2.1  Eligibility to be a Director.

     Each Director shall have been a Shareholder of the Corporation, a Shareholder of Suburban Medical Clinic, Inc., or a Shareholder of The Children's Clinic, P.C. for a period of at least two (2) years, and shall be and continuously remain a Shareholder of the Corporation. A person may be a Director of the Corporation even if that person is not licensed to practice medicine in the State of Oregon, provided that a majority of the Directors are so licensed.

     2.2  Nominations

     The Board of Directors shall nominate persons to serve as Directors no less than fifteen (15) days in advance of any special or annual meeting at which the Shareholders will vote on the election of Directors.

Section 3. - Terms.

     The term of initial Directors shall be one (1) year. Beginning January 1, 1998, the Board of Directors shall be composed of a minimum of nine (9) and a maximum of eleven (11) Directors. There shall be three (3) groups of Directors, Group A, Group B, and Group


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C.  Group A shall be composed of a minimum of two (2) and a maximum of four (4)
Directors; Group B shall be composed of three (3) Directors; Group C shall be composed of a minimum of two (2) and a maximum of four (4) Directors. The terms of the Group A Directors expire on December 31 after the first annual Shareholders' meeting after their election. The terms of the Group B Directors shall expire on December 31 after the second annual Shareholders' meeting after their election. The terms of the Group C Directors shall expire on December 31 after the third annual Shareholders' meeting after their election. At each annual Shareholders' meeting thereafter, Directors shall be chosen for terms of three (3) years, to succeed those whose terms expire. There shall be no limitation upon the number of successive terms which a Director may serve.

     The term of each Director shall begin on January 1 after his or her election by Shareholders as provided in Article II, Section 7 above, and shall continue until his or her successor has been elected and qualified.

Section 4. - Powers.

     4.1  General Powers.

     The corporate powers, business, property and interests of this Corporation shall be exercised, conducted and controlled by the Board of Directors, which shall have all power necessary to conduct, manage and control its affairs, including, but not limited to, appointing committees, and to make such rules and regulations as it may deem necessary as provided by the Act; to appoint and remove all officers, agents and employees; to prescribe their duties and fix their compensation; to call special meetings of Shareholders whenever it is deemed necessary by the Board, to incur indebtedness and give securities, notes and mortgages for same.

     4.1  Records.

     It shall be the duty of the Board to cause a complete record to be kept of all the minutes, acts and proceedings of its meetings.

     4.3  Compensation Plan.

     The Board shall have the power to adopt annual Compensation Plan for the Corporation. In adopting the Compensation Plan, the Board may take into account the mix of compensation received from fee-for-service payments and from capitation or other risk sharing payments, and shall have the authority to retain consultants or other experts. The Board may seek input from the Shareholders of the Corporation, to assist it in the development of a Compensation Plan which, in its sole discretion, properly compensates physicians and recognizes incentives contained in payment agreements between the Corporation and various payors, including managed care plans.


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     4.4  Financial Affairs.

     The Board shall have the power to set policies and benefit levels for the Corporation's benefit and retirement plans. The Board shall have the power to declare dividends out of the surplus profits of this Corporation when such profits shall, in the opinion of the Board, warrant the same.

     4.5  Sale of Stock or Assets, Merger.

     The Board shall have the power to submit resolutions calling for the sale of the Corporation's stock or all or substantially all of its assets, or a plan of merger, to the Shareholders for their approval.

     4.6  Participation in Business Relationships.

     The Board shall have the power to determine whether the Corporation shall participate in business ventures appropriate to furthering its objectives. The Board shall also have the power to determine participation in managed care plans and other contractual relationships with payors and insurers.

     4.7  Quality Assurance and Utilization Management.

     The Board shall have the power to set policies for quality and utilization management.

     4.8  Site Operations.

     Except as limited by the Compensation Plan, the Board, in conjunction with site physician and administrative management, shall have the power to prescribe the operational structures and policies for the various sites at which medical services are provided by the Corporation. These duties shall include, but not be limited to, implementing staffing and management plans at each site, reassigning personnel to different sites to meet needs, and hiring of additional staff, including physician extenders.

     4.9  Appointment, Supervision of Medical Director.

     The Board shall have the power to appoint, and supervise the duties of, the Medical Director. In the event that the Board does not appoint a Medical Director, or in the event of a vacancy in that position, the President shall serve until a replacement is appointed. The Board shall set the compensation, if any, of the Medical Director. The Board shall supervise the Medical Director in the performance of his or her duties.


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     4.10 Approval of Additional Physicians.

     The Board of Directors shall determine whether additional physicians will be hired. The Board may delegate this responsibility to the Executive Committee or other committee of the Board.

Section 5. - Vacancies.

     Vacancies in the Board of Directors shall be temporarily filled by the affirmative vote of a majority of the remaining Directors. A temporary Director or Directors shall hold office until the first meeting of the Shareholders held thereafter, at which time such vacancy or vacancies shall be permanently filled by persons nominated by the Board and elected according to the procedure specified in Section 1 of this Article III. During the existence of any vacancy or vacancies, the surviving or remaining Directors, though less than a quorum, shall possess and may exercise all of the powers vested in the Board of Directors.

Section 6. - Annual Meeting.

     There shall be an annual meeting of the Board of Directors which shall be held within thirty (30) days after the annual meeting of the Shareholders.

Section 7. - Special Meetings.

     Special meetings may be called from time to time by the President or any two (2) of the Directors. Any business may be transacted at any special meeting.

Section 8. - Quorum, Manner of Acting.

     A majority of the Directors in office immediately before a meeting begins shall constitute a quorum. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting without further notice, other than announcement at the meeting, until a quorum is present. Interested Directors may be counted for quorum purposes.

Section 9. - Notice.

     Notice of all Directors meetings shall be given in accordance with the Act. Notice shall be given of the annual meeting of the Board of Directors. One day prior notice shall be given for all special meetings of the Board, but the purpose of special meetings need not be stated in the notice.


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Section 10. - Compensation.

     By resolution of the Board of Directors, each Director may be reimbursed for his expenses, if any, for attending each meeting of the Board of Directors, or may be paid a fixed fee for attending each meeting of the Board of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity.

Section 11. - Removal or Resignation of Directors.

     Any Director may resign by delivering written notice of the resignation to the Board of Directors or an officer of the Corporation. All or any number of the Directors may be removed, with or without cause, at a meeting expressly called for that purpose by a vote of the holders of not less than two-thirds (2/3) of the Shares then entitled to vote at an election of Directors.

Section 12. - Presumption of Assent.

     A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he objects at the beginning of the meeting or upon his arrival to holding the meeting or transacting business at the meeting, or his dissent is entered in the minutes of the meeting, or he delivers written notice of his dissent to the Corporation during or immediately after the meeting. Such right to dissent shall not apply to a Director who voted in favor of an action.

Section 13. - Board Committees.

     13.1 - Executive Committee.

          13.1.1 - General Purposes.

          The Executive Committee of the Board of Directors is intended to streamline and facilitate the management function of the Board. The responsibilities of the Executive Committee will include: the evaluation of recommendations coming from other committees in order to assure compatibility with planned corporate goals, after which the Committee will accept, modify or suggest modification of those recommendations; negotiations with third parties and responsibility for budgeting, accounting, planning and finance. The Committee will meet at least monthly to review the Corporation's financial statements.

          13.1.2 - Membership, Term, and Elections.

          The Committee will be comprised of four (4) members. The Officers of the Corporation shall serve as the Executive Committee.


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          13.1.3 - Meeting Attendance; Special Limitations.

          In addition to regular Executive Committee members, the Chief Administrative Officer and the Medical Director shall attend each meeting, but shall have no vote. Other administrative staff, Department Heads, and Site Medical Directors may attend at the invitation of the Executive Committee, but shall have no vote.

     13.2 - Standing Committees.

     Standing Committees will be formed and overseen by the Board of Directors with members appointed by the Board.

               13.2.1. - Quality Assurance Committee.

               The Quality Assurance Committee will review performance issues relative to patient satisfaction, as well as the overall patient satisfaction program. The Committee will develop review criteria, and will review patient care based on these criteria.

               13.2.2 - Compensation Committee.

               The Compensation Committee shall propose an Annual Compensation Plan to the Board of Directors for its adoption. In developing the Compensation Plan, the Compensation Committee may take into account the mix of compensation received from fee-for-service payments and from capitation or other risk sharing payments, and shall have the authority to retain consultants or other experts with the approval of the Board of Directors.

                                   ARTICLE IV

                    OFFICERS AND AGENTS - GENERAL PROVISIONS

Section 1. - Number, Election and Term.

     Officers of the Corporation shall be a President, a Secretary, a Treasurer, and a Chairman. Officers shall be appointed by the Board of Directors at its first meeting, and at each regular annual meeting of the Board of Directors thereafter. Each officer shall hold office until the next succeeding annual meeting of the Directors and until his successor shall be appointed. Any one person may hold more than one office if it is deemed advisable by the Board of Directors.

Section 2. - Qualifications.

     Until January 1, 1998, two officers each shall be former physician shareholders in Metropolitan Clinic, P.C. and two officers each shall be former physician shareholders in Suburban Medical Clinic, Inc. Each officer shall be and continuously remain a Shareholder

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of the Corporation.  To be eligible for appointment as an officer, a Shareholder must be eligible for election as a Director pursuant to the provisions of
Article III, Section 2 of these Bylaws.

Section 3. - Additional Officers and Agents.

     The Board of Directors may appoint and create such other officers and agents as it deems advisable and may prescribe their duties.

Section 4. - Resignation or Removal.

     Any officer or agent of the Corporation may resign from such position by delivering written notice of the resignation to the Board of Directors, but such resignation shall be without prejudice to the contract rights, if any, of the Corporation. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

Section 5. - Vacancies.

     Vacancies in any office caused by any reason shall be filled by the Board of Directors at any meeting by selecting a suitable and qualified person to act during the unexpired term.

Section 6. - Salaries.

     The Board of Directors may establish salaries of all the officers, agents and other employees of the Corporation, and may change such salaries from time to time. The Medical Director shall receive a salary. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation. All Directors, including interested Directors, are specifically authorized to participate in the voting of such compensation irrespective of their interest.

                                    ARTICLE V

                             DUTIES OF THE OFFICERS

Section 1. - President.

     The President shall be a member of the Board of Directors and shall have general charge and control of the affairs of the Corporation subject to the direction of the Board of Directors; sign as President all Certificates of Stock of this Corporation; perform all duties required by the Bylaws of this Corporation, and as may be assigned from time to time by the Board of Directors; and shall make such reports to the Board of Directors and


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Shareholders as may be required. The President shall vote all Shares of stock which the Corporation holds in any other corporation.

Section 2. - Secretary.

    The Secretary shall perform such duties as shall be assigned by the Board of Directors. The Secretary shall keep a record of the proceedings at the meetings of the Shareholders and the Board of Directors and shall give notice as required in these Bylaws of all such meetings; have custody of all the books, records and papers of the Corporation, except such as shall be in charge of the Treasurer or some other person authorized to have custody or possession thereof by the Board of Directors; sign all Certificates of Stock of this Corporation; from time to time make such reports to the officers, Board of Directors and Shareholders as may be required and shall perform such other duties as the Board of Directors may from time to time delegate.

Section 3. - Treasurer.

    The Treasurer shall keep accounts of all monies of the Corporation received or disbursed; from time to time make such reports to the officers, Board of Directors and Shareholders as may be required, and perform such other duties as the Board of Directors prescribe.

Section 4. - Chairman.

    The Chairman shall preside at all meetings of the Shareholders and Directors; in the case of absence, disability or death of the President, shall perform and be vested with all the duties and powers of the President, until the President has resumed such duties or the President's successor is appointed; and shall perform such other duties as the Board of Directors prescribes.


                                  ARTICLE VI

                                    STOCK

Section 1. - Certificates.

    The Shares of stock of this Corporation shall be represented by Stock Certificates in a form adopted by the Board of Directors and every person who becomes a Shareholder shall be entitled to a Certificate of Stock. All Certificates shall be consecutively numbered by class.

Section 2. - Transfer of Certificates.

    All Certificates of Stock transferred by endorsement shall be surrendered, canceled and new Certificates issued to the purchaser or assignee.

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Section 3. - Transfer of Shares.

    Shares of stock shall be transferred only on the books of the Corporation by the holder thereof, in person or by his attorney, and no transfers of Certificates of Stock shall be binding upon this Corporation until this Section and Sections 2 and 7 of this Article have been satisfied.

Section 4. - Lost Certificates.

    In the case of loss, mutilation or destruction of a Certificate of Stock, a duplicate Certificate may be issued upon such terms as the Board of Directors shall prescribe.

Section 5. - Dividends.

    The Board of Directors may from time to time declare, and the Corporation may then pay, dividends on its outstanding Shares in the manner and upon the terms and conditions provided by the Act and in its Articles of Incorporation.

Section 6. - Working Capital.

    Before the payment of any dividends or the making of any distributions of the net profits, the Board of Directors may set aside out of the net profits or other fund of the Corporation such sum or sums as in their discretion they think proper, as a working capital or as a reserve fund to meet contingencies. The Board of Directors may increase, diminish or vary the capital of such reserve fund in their discretion.

Section 7. - Restrictions on Transfer, Redemption.

    7.1 GENERAL. No shares of stock of this Corporation or Certificates representing such Shares shall be transferred in violation of any law or of any restriction on such transfer (1) set forth in the Articles of Incorporation or amendments thereto, or these Bylaws; or (2) contained in any right of first refusal or other Agreement restricting such transfer which Agreement has been filed with the Corporation, and, if Certificates have been issued, reference to which restriction is made on the Certificates representing such shares. The Corporation may rely in good faith upon the opinion of its counsel as to such legal or contractual violation unless the issue has been finally determined by a court of competent jurisdiction. The Corporation and any party to any such agreement shall have the right to have a restrictive legend imprinted upon any such Certificates and any Certificate issued in replacement or exchange thereof or with respect thereto.

         7.1.1 RESTRICTIONS ON ENCUMBRANCES DURING LIFE. No Shareholder shall encumber his Shares in any manner whatsoever without the prior written consent of each of the other Shareholders of the Corporation. For purposes of this Section, the term "encumber" shall mean the voluntary or involuntary creation of any form of security interest in the Shares by the Shareholder on behalf of any other party or the attachment,

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sequestration, garnishment, foreclosure of judgment or levy of or upon the
Shares by any other person. Any attempt by any Shareholder to encumber his Shares except as provided in this section or any attempt by any person to obtain possession of the Shares by any means or method shall be considered an election by such Shareholder to sell such Shares. In such event, the terms of
Section 7.1.2 hereinafter shall apply, and such Shareholder shall be deemed to have offered his Shares for sale as required in said Paragraph on the date the Corporation has actual knowledge of the Shareholder's attempt to encumber such Shares or of another party's attempt to obtain possession of such Shares.

         7.1.2 RESTRICTIONS ON SALE OF SHARES DURING LIFE. Any Shareholder who, during such Shareholder's lifetime, attempts to sell, transfer or otherwise dispose of all or any part of his Shares, with or without consideration, shall be deemed to have offered the Shares for sale to the Corporation at the price hereafter determined, and the Corporation shall purchase all the offered Shares within sixty (60) days after the offer.

         7.1.3 REDEMPTION OF SHARES UPON LOSS OR REVOCATION OF PROFESSIONAL LICENSE. Upon the loss or revocation of a Shareholder's license with the State of Oregon to render professional medical service, a Shareholder shall be deemed to have offered the Shares for sale to the Corporation at a price hereafter determined, and the Corporation shall purchase all of the offered Shares within sixty (60) days after the offer.

         7.1.4 REDEMPTION OF SHARES UPON TERMINATION OF EMPLOYMENT. If a Shareholder's employment with Corporation is terminated for any reason, or if Corporation redeems the Shareholder's shares in Corporation, the Shareholder shall be deemed to have offered the Shares for sale to the Corporation at a price hereafter determined, and the Corporation shall purchase all of the offered Shares within sixty (60) days after the offer.

         7.1.5 REDEMPTION OF SHARES AT DEATH. Thirty (30) days after the death of any Shareholder the Personal Representative of the deceased Shareholder's estate or the successor in interest of such Shares shall be deemed to have offered all of the decedent's Shares for sale to the Corporation at the price determined hereafter. The Corporation shall purchase the Shares within sixty (60) days after the offer.

         7.1.6 BANKRUPTCY. In the event that any Shareholder (a "Bankrupt Shareholder") files a voluntary petition in bankruptcy, is adjudicated a bankrupt, makes an assignment for the benefit of creditors, or consents to the appointment of a receiver or trustee with respect to all or a substantial part of such Shareholder's assets (an "Event of Bankruptcy"), the Corporation shall purchase all Shares owned by the Bankrupt Shareholder at the price set forth in Section 7.2. Promptly after the occurrence of an Event of Bankruptcy, the Bankrupt Shareholder shall give to the Corporation written notice of such Event of Bankruptcy. Within sixty (60) days of the receipt of notice of such Event of Bankruptcy, the Corporation shall purchase the Bankrupt
Shareholder's Shares.

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Section 7.2. - Price

    The purchase price of each Share shall be one dollar ($1).

Section 7.3. - Terms of Payment.

         7.3.1 LUMP SUM PAYMENT OF PURCHASE PRICE. The Corporation shall pay the purchase price for the Shares in a single lump sum in cash. Such payment, if elected, shall be made on the Closing Date as defined in this Section 7.3.

         7.3.2 DELIVERY OF CERTIFICATES. On the Closing Date, the selling Shareholder shall deliver to the Corporation Stock Certificates with proper endorsements necessary to complete transfer on the Corporation's Stock Transfer Books and also shall execute and deliver all documents which are required to transfer Shares to the Corporation. Any Shareholder who fails to timely execute and deliver Stock Certificates as required shall be deemed to have properly transferred his Shares, and the Corporation shall be entitled to treat the Shares as fully redeemed upon its tender of the purchase price to the Shareholder.

         7.3.3 PLACE AND TIME OF CLOSING. Sales shall be closed at the home office of the Corporation at a time (during its ordinary business hours) fixed by the Corporation, on or before the expiration of the applicable time period for purchase of the Shares set forth in Section 7.1 (the "Closing Date").

         7.3.4 FAILURE OF THE CORPORATION TO PURCHASE SHARES. In the event the Corporation fails to make any payment when due, the selling Shareholder shall give the Corporation written notice of such default, and the Corporation shall have ten (10) days after its receipt of such notice within which to remedy the default; if such default is not cured within the ten (10) day period, the unpaid principal balance and any unpaid accrued interest thereon shall become immediately due and collectible at the option of the selling Shareholder.

Section 8. - Insurance.

    The Corporation shall have the option to purchase life or disability insurance on its Shareholders to insure its liabilities for the purchase of their stock pursuant to this Article.


                                   ARTICLE VII

                                      SEAL

    There shall be no corporate seal.

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                                   ARTICLE VIII

                                 WAIVER OF NOTICE

    Whenever any notice is required to be given to any Shareholder or Director of this Corporation, a waiver signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.


                                   ARTICLE XI

                       ACTION BY SHAREHOLDERS OR DIRECTORS
                               WITHOUT A MEETING

    Any action required to be taken at a meeting of the Shareholders or Directors of this Corporation, or any other action which may be taken at a meeting of the Shareholders or Directors, may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all the Shareholders or Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect and force as a unanimous vote of said Shareholders or Directors.


                                    ARTICLE X

                                   AMENDMENTS

    Any and all of these Bylaws may be altered, amended, repealed or suspended by the affirmative vote of a majority of the Shareholders.


                                   ARTICLE XI

                                 INDEMNIFICATION

Section 1. - Indemnification.

    The Corporation shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any Proceeding against all expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such Proceeding.


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Section 2. - Advancement of Expenses.

    Expenses incurred by a Director or officer of the Corporation in defending a Proceeding shall in all cases be paid by the Corporation in advance of the final disposition of such Proceeding at the written request of such person, if the person:

         1. Furnishes the Corporation a written affirmation of the person's good faith belief that such person has met the standard of conduct described in the Oregon Business Corporation Act or is entitled to be indemnified by the Corporation under any other indemnification rights granted by the Corporation to such person; and

         2. Furnishes the Corporation a written undertaking to repay such advance to the extent it is ultimately determined by a court that such person is not entitled to be indemnified by the Corporation under this Article or under any other indemnification rights granted by the Corporation to such person.

    Such advances shall be made without regard to the person's ability to repay such advances and without regard to the person's ultimate entitlement to indemnification under this Article or otherwise.

Section 3. - Definition of Proceeding.

    The term "Proceeding" shall include any threatened, pending, or completed action, suit, or proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which a person may be or may have been involved as a party or otherwise by reason of the fact that the person is or was a Director or officer of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, or fiduciary of an employee benefit plan or another corporation, partnership, joint venture, trust, or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Article.

Section 4. - Non-Exclusivity and Continuity of Rights.

    This Article: (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, agreement, general or specific action of the Board of Directors, vote of Stockholders or otherwise, both as to action in the official capacity of the person indemnified and as to action in another capacity while holding office, (ii) shall continue as to a person who has ceased to be a Director or officer,


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(iii) shall inure to the benefit of the heirs, executors, and administrators of such person, and (iv) shall extend to all claims for indemnification or advancement of expenses made after the adoption of this Article.

Section 5. - Amendments.

    Any repeal of this Article shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any Proceeding.

Section 6. - Insurance.

    The Corporation may, in its sole discretion, purchase insurance to fund the costs of indemnification or advancement of expenses undertaken pursuant to this
Article XI. The purchase of such insurance shall in no way obligate the Corporation to indemnify a person who is not entitled to indemnification under the provisions of this Article XI or the Oregon Business Corporation Act.

                                    IDENTIFICATION

    I hereby certify that I was the Secretary of the Corporation for its meeting of the Shareholders of Physician Partners HealthFirst, P.C. on December 23, 1996, and that the foregoing Bylaws in seventeen typewritten pages numbered consecutively from 1 to 17 were and are the Bylaws adopted by the Shareholders of the Corporation at that meeting.


                                       /s/ Vern A. Williams, M.D.
                                       ---------------------------------------
                                       Vern A. Williams, M.D., Secretary


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